EXHIBIT 99.2

$51,503,734.00

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of November 16, 2009,

Among

FONTAINEBLEAU LAS VEGAS, LLC,
debtor and debtor-in-possession, as Borrower,

FONTAINEBLEAU LAS VEGAS HOLDINGS, LLC

debtor and debtor-in-possession, as Guarantor,

FONTAINEBLEAU LAS VEGAS CAPITAL CORP.,
debtor and debtor-in-possession, as Guarantor,

THE LENDERS PARTY HERETO,

and

NEVADA GAMING VENTURES, INC.,
as Administrative Agent, Collateral Agent and Arranger

		Page

SECTION 9.18.	USA Patriot Act	64
SECTION 9.19.	Conflicts	64

ARTICLE X

SECURITY AND GUARANTEE

SECTION 10.01.	Security Interest	64
SECTION 10.02.	Guarantee	64

Exhibits and Schedules

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Agreed Budget
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Borrowing Request
Exhibit E	Form of Interim DIP Order
Exhibit F	Joinder Agreement
Exhibit G	Land

Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.07(c)	Intellectual Property
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.09(a)	Litigation
Schedule 3.09(b)	Compliance with Laws
Schedule 3.13	Taxes
Schedule 3.16	Environmental Matters
Schedule 3.17	Real Property and Leased Premises
Schedule 3.19	Labor Matters
Schedule 3.20	Insurance
Schedule 3.22	Licensing and Permits
Schedule 3.23(a)	Real Estate Matters; Compliance with Laws
Schedule 3.23(c)	Real Estate Matters; Use of Land
Schedule 3.23(d)	Accordance with Specifications and Plans
Schedule 5.09	Compliance with Environmental Laws
Schedule 5.14	Stabilization Plan
Schedule 6.01	Indebtedness
Schedule 6.02	Liens

DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of November 16, 2009 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among FONTAINEBLEAU LAS VEGAS, LLC., a Nevada limited liability company (“Borrower”), FONTAINEBLEAU LAS VEGAS HOLDINGS, LLC, a Nevada limited liability company (“Holdings”), FONTAINEBLEAU LAS VEGAS CAPITAL CORP., a Delaware corporation (“Capital Corp.”), the SUBSIDIARIES AND AFFILIATES of Holdings party hereto from time to time, the LENDERS party hereto from time to time and NEVADA GAMING VENTURES, INC., a Nevada corporation, as administrative agent, collateral agent and arranger (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, on June 9, 2009 (the “Petition Date”), Holdings, the Borrower and Capital Corp. filed, with the United States Bankruptcy Court for the Southern District of Florida, a voluntary petition for relief (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code;

WHEREAS, Holdings, the Borrower and Capital Corp. are continuing to operate their respective businesses and manage their respective properties as debtors-in-possession under Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested that the Lenders provide a secured super-priority debtor-in-possession revolving loan facility to the Borrower in an aggregate principal amount up to $51,503,734.00;

WHEREAS, each of Holdings and Capital Corp. has agreed to guarantee the obligations of the Borrower hereunder and each of Holdings and Capital Corp. has agreed to secure its obligations to the Lenders hereunder with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein;

WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to make available to the Borrower such debtor-in-possession revolving loan facility;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.            Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent-Related Persons” shall have the meaning assigned to such term in Section 8.03.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified or is a spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing; provided, however, no Agent or Lender shall be deemed to be an Affiliate of any Loan Party by virtue of its execution of this Agreement.

“Agreed Budget” shall mean an operating budget setting forth the projected financial operations of the Loan Parties for the period beginning with the week ending November 29, 2009 through the week ending February 7, 2010, which shall be in form and substance reasonably satisfactory to the Administrative Agent, which operating budget is attached hereto as Exhibit B; provided, that (i) as provided in clause (ii) of Section 6.10, the projected aggregate principal amount of the Loans outstanding set forth in the Agreed Budget shall be deemed reduced by the amount of any Loans repaid prior to such date, (ii) the Agreed Budget shall be deemed amended, with respect to the period between the date of the Auction and the Stated Maturity Date, by the Budget Amendment (as defined in the Bidding Procedures attached to the Sale Procedures Order), and (iii) the Agreed Budget shall not include any fees or expenses incurred for any purpose that, with respect to cash collateral of the Prepetition Secured Parties, is as of the date of this Agreement or at anytime after the date of this Agreement prohibited under paragraph 4(d) of the Fourth Order, except (a) in furtherance of the transactions for the benefit of the DIP Secured Parties or the Purchaser and as described in or as contemplated by the DIP Order, the Loan Documents, the Asset Purchase Agreement, the Sale Procedures Order or the Sale Order and (b) that a sum not to exceed $50,000 of the Carve-Out may be used by the Official Committee of Unsecured Creditors in the Cases to investigate (but not to commence or prosecute an action with respect to) Claims and Defenses (as such terms are defined in paragraph 19(a) of the Fourth Order) that may exist against the Released Parties (as defined in paragraph 19(a) of the Fourth Order).

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Anti-Terrorism Law” shall have the meaning assigned to such term in Section 3.21(a).

“APA Material Adverse Effect” shall mean a “Material Adverse Effect”, as defined in the Asset Purchase Agreement as in effect on the date hereof.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Purchase Agreement” shall mean the Asset Purchase Agreement, dated as of November 16, 2009, by and between Penn and the Loan Parties.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Auction” shall have the meaning assigned to such term in the Sale Procedures Order.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Termination Date and the date of termination of the Revolving Facility Commitments.

“Available Unused Commitment” shall mean, with respect to a Lender at any time, an amount equal to the amount by which (a) the Commitment of such Lender at such time exceeds (b) the aggregate principal amount of the Loans of such Lender outstanding at such time.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Florida.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Loans made on a single date.

“Borrowing Minimum” shall mean $1,000,000.

“Borrowing Multiple” shall mean $500,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Corp.” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Carve-Out” shall mean (x) the allowed and unpaid professional fees and disbursements incurred by the Loan Parties, the Examiner and, solely with respect to the amount described in clause (b) of the proviso below, any statutory committees appointed in the Cases in an aggregate amount not in excess of $550,000 incurred after the first business day following delivery of a Carve-Out Trigger Notice plus all unpaid professional fees and disbursements incurred prior to the delivery of a Carve-Out Trigger Notice in an amount of no greater than that set forth in the Agreed Budget (as adjusted to reflect accrued and unpaid fees and expenses) and allowed by the Bankruptcy Court and (y) the payment of fees pursuant to 28 U.S.C. § 1930; provided, that the Carve-Out shall not include any fees or expenses incurred for any purpose that, with respect to cash collateral of the Prepetition Secured Parties, is as of the date of this Agreement or at anytime after the date of this Agreement prohibited under paragraph 4(d) of the Fourth Order, except (a) in furtherance of the transactions for the benefit of the DIP Secured Parties or the Purchaser and described in or contemplated by the DIP Order, the Loan Documents, the Asset Purchase Agreement, the Sale Procedures Order or the Sale Order and (b) that a sum not to exceed $50,000 of the Carve-Out may be used by the Official Committee of Unsecured Creditors in the Cases to investigate (but not to commence or prosecute an action with respect to) Claims and Defenses (as such terms are defined in paragraph 19(a) of the Fourth Order) that may exist against the Released Parties (as defined in paragraph 19(a) of the Fourth Order).

“Carve-Out Expenses” shall mean, (i) if an Event of Default shall not have occurred and be continuing or if an Event of Default shall have occurred and be continuing but a Carve-Out Trigger Notice shall not have been delivered in respect thereof, compensation and reimbursement of expenses allowed and payable under 11 U.S.C. § 327, § 328, § 330, § 331 or § 1103 and by the official committee of unsecured creditor appointed in the Cases pursuant to 11 U.S.C. §1102 as the same may be due and payable, in accordance with and in amounts not exceeding those set forth in the Agreed Budget and the payment of fees pursuant to 28 U.S.C. § 1930; or (ii) if an Event of Default has occurred and is continuing and a Carve-Out Trigger Notice has been delivered, the Carve-Out.

“Carve-Out Trigger Notice” shall mean a written notice delivered by the Administrative Agent to the Borrower and its counsel, the Examiner and its counsel, the U.S. Trustee and counsel to any official committee appointed in the Cases, which notice may be delivered following the occurrence and during the continuation of an Event of Default, expressly stating that the Carve-Out has been invoked.

“Cases” shall have the meaning assigned to such term in the recitals to this Agreement, together with the Retail Entity Cases, once filed.

“Cash Management Order” shall mean that certain Final Order Granting In Part and Denying in Part Emergency Motion by Debtors for Entry of an Order (A) Authorizing the Debtors to Maintain Their Existing Cash Management System, Bank Accounts, and Business Forms, (b) Granting Administrative Expense Priority to Postpetition Intercompany Arrangements and Historical Practices; and (C) Waiving Investment and Deposit Requirements (Docket No. 227), entered by the Bankruptcy Court on June 30, 2009.

A “Change in Control” shall mean (a) the acquisition of record ownership by any person other than Holdings of any Equity Interests in the Borrower or Capital Corp., the acquisition of record ownership by any person other than Retail Holdings of any Equity Interests in Retail Mezzanine, or the acquisition by any person other than Retail Mezzanine of any Equity Interests in Retail, LLC or (b) the failure by the Sponsor to beneficially own, directly or indirectly, Equity Interests in Holdings and Retail Holdings representing at least a majority of the aggregate voting power represented by the issued and outstanding Equity Interests in Holdings and Retail Holdings, respectively.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean the first date on which all the conditions precedent as set forth in Section 4.01 are satisfied or waived in accordance with Section 9.08.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean the “DIP Collateral” as defined in the DIP Order.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans as set forth in Section 2.01.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the Closing Date is $51,503,734.00.

“Commitment Fee Rate” shall mean a rate equal to 0.50% per annum.

“Communications” shall have the meaning assigned to such term in Section 9.16(a).

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall be entitled to receive any greater amount pursuant to Section 2.10, 2.11 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Deeds of Trust” shall mean (i) the Deed of Trust among Borrower and Fontainebleau Las Vegas II, LLC, as Trustor, Nevada Title Company, as Trustee, and Bank of America, N.A., as Beneficiary, recorded on June 6, 2007, (ii) the Deed of Trust among Borrower and Fontainebleau Las Vegas, LLC, as Trustor, Nevada Title Company, as Trustee, and Wells Fargo Bank, National Association, as Beneficiary, recorded on June 6, 2007 and (iii) the Deed of Trust among Retail LLC, as Trustor, Lawyers Title of Nevada, Inc., as Trustee, and Lehman Brothers Holdings, Inc., as Beneficiary, dated as of June 6, 2007.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Designated Entity” shall mean each Affiliate of the Borrower and each Person identified to the Administrative Agent by the Borrower on the Closing Date as a Revolving Lender.

“DIP Order” shall mean (x) prior to the entry of the Final DIP Order, the Interim DIP Order and (y) at all times after the entry of the Final DIP Order, the Final DIP Order.

“DIP Orders” shall mean collectively, the Interim DIP Order and Final DIP Order.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any of the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any ERISA Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan; (e) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or to appoint a trustee to administer any ERISA Plan under Section 4042 of ERISA; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“ERISA Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Examiner” shall mean Jeffrey R. Truitt, as examiner, pursuant to the Order Appointing Examiner to Examine, Negotiate and Supervise § 363 Sale of Assets, entered by the Bankruptcy Court in the Cases on October 14, 2009 (Docket No. 770).

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by the United States of America (or any state thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Lender making a Loan to the Borrower, any withholding tax imposed by the United States that (x) is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to the Borrower (or designates a new Lending Office) except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.11(a) or Section 2.11(c) or (y) is attributable to such Lender’s failure to comply with Section 2.11(e) or (f) with respect to such Loan.

“Executive Order” shall have the meaning assigned to such term in Section 3.21(a).

“Existing Credit Facility” shall mean the Credit Agreement, dated as of June 6, 2007 among the Borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and the other parties thereto.

“Existing Credit Facility Agent” shall have the meaning assigned to such term in the DIP Order.

“Existing Credit Facility Lenders” shall mean the lenders party to the Existing Credit Facility.

“Existing Facilities” shall mean, collectively, the Existing Credit Facility, the Existing Retail Facility, the Existing Retail Mezzanine Facility and the Existing Mortgage Notes.

“Existing Investors” shall mean Sponsor and any Affiliate of Sponsor.

“Existing Mortgage Notes” shall mean 10¼% Second Mortgage Notes due 2015 issued by Capital Corp. and Holdings on June 6, 2007.

“Existing Noteholders” shall mean the holders of the Existing Mortgage Notes.

“Existing Retail Facility” shall mean the Loan Agreement, dated as of June 6, 2007, by and between Fontainebleau Las Vegas Retail, LLC, the lenders party thereto and Lehman Brothers Holdings Inc., as administrative agent

“Existing Retail Facility Lenders” shall mean the lenders party to the Existing Retail Facility.

“Existing Retail Mezzanine Facility” shall mean the Mezzanine Loan Agreement, dated as of June 6, 2007, by and between Retail Holdings, Retail Mezzanine, the lenders party thereto and Lehman Brothers Holdings Inc., as administrative agent,

“Existing Retail Mezzanine Facility Lenders” shall mean the lenders party to the Existing Retail Mezzanine Facility.

“Exit Fee Percentage” shall mean 5.0%.

“Extraordinary Receipts” shall mean any Cash or Permitted Investments received by or paid to or for the account of the any Loan Party not in the ordinary course of business, including purchase price adjustments, Tax refunds, judgments and litigation settlements, pension plan reversions, proceeds of insurance, returns of payments of debt or other obligations and indemnity payments.

“Facility” shall mean the Loans made hereunder by the Lenders.

“Fees” shall mean the Upfront Fee, the Commitment Fee and the Exit Fee.

“Final DIP Order” shall mean a final order of the Bankruptcy Court in each of the Cases containing substantially the same provisions as the Interim DIP Order and otherwise in form and substance reasonably acceptable to the Required Lenders, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Sections 6.10 and 6.11.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fourth Order” shall mean Fourth Interim Order (i) Authorizing Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (ii) Providing Adequate Protection to Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of the Bankruptcy Code and (iii) Scheduling

Final Hearing, entered by the Court in the Cases of Holdings and its Subsidiaries on August 27, 2009 (Docket No. 454).

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.

“Gaming Authorities” shall mean any Governmental Authorities that hold regulatory, licensing or permitting authority over gambling, gaming or casino activities conducted by the Loan Parties within its jurisdiction, or before which an application for licensing to conduct such activities is pending.

“Gaming Law” shall mean all laws, regulations, orders, resolutions, decisions or other rules or rulings pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities to be conducted or conducted by the Loan Parties, and all regulations promulgated under such laws, including but limited to those applicable during the construction of the Project and the applicant process in connection therewith.

“Governing Documents” shall mean, collectively, as to any Person, the articles or certificate of incorporation, organization or formation and bylaws, limited liability company or operating agreement, partnership agreement or other formation or constituent documents of such Person.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantor” shall mean each of Holdings, Capital Corp., each other Subsidiary of Holdings (other than the Borrower), and, upon and following the Retail Entities Guarantee Date, the Retail Entities and any Subsidiary thereof.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents of any nature which are subject to regulation or which would reasonably be likely to give rise to liability under any Environmental Law, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Improvements” shall mean all buildings, structures and improvements (including fixtures) now or hereafter located in or on the Land.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Guarantees by such person of Indebtedness of others, (f) all Capital Lease Obligations of such person, (g) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances.  The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Liabilities” shall have the meaning assigned to such term in Section 9.05(b).

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Insurance Requirements” shall mean all material terms of any insurance policy maintained by any Loan Party as of the Closing Date.

“Interest Payment Date” shall mean the last Business Day of each calendar month.

“Interim DIP Order” shall mean shall mean an interim order of the Bankruptcy Court entered in each of the Cases pursuant to Section 364 of the Bankruptcy Code, approving this Agreement and the other Loan Documents and authorizing the incurrence by the Loan Parties of post-petition secured and super-priority debtor-in-possession Indebtedness in accordance with this Agreement, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is substantially in the form attached hereto as Exhibit E and otherwise in form and substance reasonably acceptable to the Administrative Agent. For the avoidance of doubt, on and after the Retail Entities Guarantee Date, the “Interim DIP Order” shall be a collective reference to the Interim DIP Orders entered in the Cases of the Retail Entities and the Loan Parties other than the Retail Entities.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Joinder Agreement” shall mean an agreement, substantially in the form of Exhibit F hereto.

“Land” shall mean the real property more particularly described in Exhibit G to this Agreement and including all appurtenant rights (including “air rights”) with respect thereto.

“Lender” shall mean Penn, as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04, in such capacity.

“Lender Group Expenses” shall have the meaning assigned to such term in Section 9.05(a).

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities to the extent that any such right is intended to have an effect equivalent to that of a security interest in such securities.

“Liquidity” shall mean the aggregate balance of Unencumbered cash of the Loan Parties and Unencumbered Permitted Investments of the Loan Parties.

“Loan Documents” shall mean this Agreement, the DIP Orders, any Note issued under Section 2.09(e) and any security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing. For the avoidance of doubt, such term does not include the Sale Order, the Sale Procedures Order, the Asset Purchase Agreement or any documents, motions or orders relating directly thereto.

“Loan Parties” shall mean the Borrower and the Guarantor Loan Parties.

“Loans” shall mean the revolving loans made by each Lender to the Borrower pursuant to Section 2.01.

“Local Time” shall mean New York City time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the assets of the Loan Parties, taken as a whole (other than the commencement of the Cases and the consequences that customarily result therefrom) or (b) a material impairment of the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or of the rights and remedies, taken as a whole, of the Administrative Agent, the Collateral Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Mechanics’ Liens” shall mean all mechanics’ and materialmens’ liens against the property or assets of the Loan Parties.

“Mechanics Lienholders” shall mean the holders of the Mechanics’ Liens.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Proceeds” shall mean:

(a)           100% of the cash proceeds actually received by any Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of, any asset or assets of any Loan Party (other than those pursuant to Section 6.05(a)(ii)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto or pursuant to the documents governing the Primed Debt), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) Taxes paid or payable by or on behalf of the Loan Parties as a result thereof;

(b)           100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, and reasonable costs and other expenses, in each case incurred by or on behalf of the Loan Parties in connection with such incurrence, issuance or sale;

(c)           100% of the cash proceeds from the issuance or sale of Equity Interests in any Loan Party or any capital contribution to any Loan Party, net of, in the case of an issuance or sale of Equity Interests, underwriting discounts and commissions and other reasonable costs and expenses incurred by or on behalf of the Loan Parties in connection therewith; and

(d)           100% of Extraordinary Receipts.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to any Loan Party or any Affiliate of any of them shall be disregarded.

“NGV” shall mean Nevada Gaming Ventures, Inc., a Nevada corporation.

“Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.21(b).

“Official Committee of Unsecured Creditors” shall mean the official statutory committee of unsecured creditors appointed in the Cases pursuant to Section 1102 of the Bankruptcy Code.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

 “Permits” shall mean the collective reference to any and all consents, orders, franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, regulatory filings or notices, authorizations, exemptions, variances, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

“Permitted Investments” shall mean:

(a)           direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding one year from the date of acquisition thereof;

(b)           time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c)           repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)           commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)           securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (d) above;

(g)           money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(h)           time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Petition Date” shall have the meaning assigned to such term in the recitals to this Agreement.

“Platform” shall have the meaning assigned to such term in Section 9.16(b).

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prepetition Secured Parties” shall have the meaning assigned to such term in the DIP Order.

“Primed Debt” shall have the meaning assigned to such term in the DIP Order.

“Project” shall mean the proposed hotel, casino and entertainment resort to be developed on the Land.  The Project shall include the Land and the Improvements.

“Purchased Assets” shall have the meaning assigned to such term in the Asset Purchase Agreement, as in effect on the date hereof.

“Purchaser” shall have the meaning assigned to such term in the Asset Purchase Agreement, as in effect on the date hereof.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to an ERISA Plan (other than an ERISA Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time Lenders having Loans and Commitments outstanding, that taken together, represent more than 50% of the sum of all Loans outstanding.

“Requirements of Law” shall mean (i) as to any Person, the Governing Documents of such Person, and any law, treaty, order, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including zoning and subdivision ordinances, building codes and Environmental Laws and Gaming Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; and (ii) as to the Project, and all federal, state and local laws, ordinances, regulations, and rules relating to the construction, development and design of the Project, and all building, zoning, planning, subdivision, fire, traffic, safety, health, disability, labor, discrimination, environmental, air quality, wetlands, shoreline, and flood plain laws, ordinances, regulations and rules relating to the Project.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement. For the avoidance of doubt, the Examiner shall not be deemed to be a Responsible Officer.

“Retail Entities” shall mean Retail Holdings, Retail Mezzanine, Retail LLC, and any other subsidiaries of Retail Holdings.

“Retail Entities Guarantee Date” shall mean the later to occur of (a) the date upon which Retail Holdings, Retail Mezzanine and Retail LLC become parties hereto by executing one or more Joinder Agreements and (b) the date upon which the Bankruptcy Court enters the Interim DIP Order in the Cases of Retail Holdings, Retail Mezzanine and Retail LLC.

“Retail Entity Cases” shall mean the cases of the Retail Entities under Chapter 11 of the Bankruptcy Code.

“Retail Holdings” shall mean Fontainebleau Las Vegas Retail Parent, LLC, a limited liability company organized under the laws of Delaware.

“Retail LLC” shall mean Fontainebleau Las Vegas Retail, LLC, a limited liability company organized under the laws of Delaware.

“Retail Master Lease” shall mean that certain Master Lease Agreement, dated as of June 6, 2007, by and between Borrower and Fontainebleau Las Vegas II, LLC, as lessors, and Retail LLC, as lessee.

“Retail Mezzanine” shall mean Fontainebleau Las Vegas Retail Mezzanine, LLC, a limited liability company organized under the laws of Delaware.

“Revolving Lender” shall mean a “Revolving Lender” as defined in the Existing Credit Facility, as in effect on the date hereof.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale” shall mean the sale of the assets of the Loan Parties on the terms set forth in the Asset Purchase Agreement.

“Sale Effective Date” shall mean the consummation of the sale of the assets of the Loan Parties, which sale is undertaken pursuant to the Sale Procedures Order.

“Sale Order” shall mean an order of the Bankruptcy Court in the Cases confirming the winning bid in the auction held pursuant to the Sale Procedures Order and approving the sale of the assets of the Loan Parties to that bidder.

“Sale Procedures Motion” shall mean a motion in form and substance reasonably acceptable to NGV, to be filed by the Loan Parties in their Cases, seeking an order of the Bankruptcy Court approving NGV as a stalking horse and the bidding protections and sale procedures for a sale of the assets of the Loan Parties under Section 363 of the Bankruptcy Code, as set forth in the Asset Purchase Agreement.

“Sale Procedures Order” shall mean an order of the Bankruptcy Court in the Cases, in form and substance reasonably acceptable to NGV, approving NGV as a stalking horse and the bidding protections and sale procedures for a sale of the assets of the Loan Parties under Section 363 of the Bankruptcy Code, as set forth in the Asset Purchase Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean (a) the Lenders (and any Affiliate of a Lender), (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Social Security Act” shall mean the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References to sections of the Social Security Act shall be construed to refer to any successor sections.

“Sellers” shall have the meaning assigned to such term in the Asset Purchase Agreement.

“Specified APA Material Adverse Effect” shall mean an APA Material Adverse Effect of the type described in clause (z)(2) of the definition of Material Adverse Effect in the Asset Purchase Agreement as in effect on the date hereof.

 “Sponsor” shall mean Jeffrey Soffer.

“Stabilization Plan” shall have the meaning assigned to such term in Section 5.14.

“Stated Maturity Date” shall mean February 9, 2010.

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successful Bidder” shall have meaning assigned to such term in the Bidding Procedures attached to the Sale Procedures Order as entered on the date hereof.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any Guarantor shall be a Swap Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority, together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

“Term Lenders” shall have the meaning assigned to such term in the Existing Credit Facility, as in effect on the date hereof.

“Termination Date” shall mean the earliest to occur of (i) the Stated Maturity Date, (ii) (a) the closing date of a sale pursuant to Section 363 of the Bankruptcy Code or otherwise of all or substantially all of the of the Loan Parties’ assets or (b) the sale of any Purchased Assets with a value in excess of $100,000 in the aggregate since the Closing Date, (iii) the date that is fifteen (15) Business Days after the date of entry of the Interim DIP Order in the Borrower’s Case if the Bankruptcy Court shall not have entered the Final DIP Order in each of the Cases on or before such date and (iv) the acceleration of the Loans upon the occurrence or the continuance of an Event of Default.

“Title Policy Exceptions” shall mean (i) minor discrepancies, conflicts in boundary lines, shortage in area and encroachments which in each case do not affect the value, use or utility of the Land, (ii) any state of facts shown on any accurate survey prepared by a professionally licensed land surveyor and made available to the Administrative Agent prior to the date hereof, and (iii) any easements, rights of way, covenants, conditions, limitations and restrictions of record that are shown on Schedule B-2 of that certain current title report from First American Title Insurance Company, with a commitment date of October 1, 2009, provided to the Administrative Agent prior to the date hereof

“Unencumbered” shall mean, with respect to any property, that such property is not subject to any Liens or other contractual restrictions and that the owner of such property is not restricted in exercising its rights with respect to such property other than Liens pursuant to Section 6.02(b).

“Unused Cash Collateral” shall have the meaning assigned to such term in the DIP Order.

“Upfront Fee” shall have the meaning assigned to such term in Section 2.08(a).

“Used Cash Collateral” shall have the meaning assigned to such term in the DIP Order.

“Variance Report” shall mean a report prepared by the Borrower for the weekly period ending on the Friday preceding the delivery of such Variance Report and on a cumulative basis for the period from the Closing Date to the date of such report, comparing on a weekly line-by-line basis actual cash receipts and disbursements to the corresponding amounts projected in the Agreed Budget, which report shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.            Terms Generally.  The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

ARTICLE II

THE CREDITS

SECTION 2.01.            Commitments.  Each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the aggregate principal amount of such Lender’s Loans outstanding at such time exceeding such Lender’s Commitment at such time, (ii) the aggregate principal amount of all Loans outstanding at such time exceeding the total Commitments at such time; provided that the aggregate principal amount of Loans made on and from the Closing Date and prior to the Retail Entities Guarantee Date shall not exceed $6,815,129.00 million, and the aggregate principal amount of the Loans made prior to the date upon which the Final DIP Order is entered in each of the Cases shall not exceed $26,721,674.00 million or (iii) a default in the observance or performance of Section 6.10 hereof.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02.            Loans and Borrowings.

(a)           Each Loan shall be made as part of a single Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.10 or 2.11 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

SECTION 2.03.            Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, Local Time, two Business Days before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)      the aggregate amount of the requested Borrowing;

(ii)     the date of such Borrowing, which shall be a Business Day; and

(iii)    the location and number of the Borrower’s account to which funds are to be disbursed.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.            Funding of Borrowings.

(a)           Each Lender shall make the Loans to be made by it hereunder on the dates set forth above in Section 2.01 by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly wiring the amounts received, in like funds, to an account of the Borrower previously provided to the Administrative Agent.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to 10:00 a.m., Local Time, on the dates set forth above in Section 2.01 that such Lender will not make available to the Administrative Agent such Lender’s share of the applicable Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, wire to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan.

SECTION 2.05.            Termination and Reduction of Commitments.

(a)           Unless previously terminated, the Commitments shall terminate on the Termination Date.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) the Borrower shall pay the Exit Fee in respect of the amount of Commitments so reduced or terminated at the time of such reduction or termination, (ii) each reduction of the Commitments shall be in an amount that is an integral multiple of $1 million and not less than $5 million (or, if less, the remaining amount of the Commitments) and (iii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.07, the aggregate principal amount of the Loans then outstanding at such time would exceed the total Revolving Facility Commitments at such time.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.06.            Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of its respective Loans on the Termination Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.07.            Prepayment of Loans.

(a)           The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to paragraph (c) of this Section), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the aggregate amount of Loans then outstanding, subject to prior notice in accordance with paragraph (c) of this Section.

(b)           The Loan Parties shall apply all Net Proceeds promptly upon receipt thereof to prepay Borrowings in accordance with paragraph (c) of this Section; provided that no prior notice shall be required for prepayments made pursuant to this paragraph (b).  Upon such prepayment, the Borrower shall provide notice to the Administrative Agent of the amount of Net Proceeds and the nature thereof and that such prepayment is with Net Proceeds.

(c)           Prior to any prepayment of any Borrowing hereunder (other than a prepayment with Net Proceeds pursuant to Section 2.07(b) hereof or a prepayment on the closing date of a Sale pursuant to the Sale Procedures Order and the Sale Order), the Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of such prepayment (and whether such prepayment is being made with proceeds of Excluded Assets (as defined in the Asset Purchase Agreement)) not later than 2:00 p.m., Local Time, one Business Days before the scheduled date of such prepayment.  Each prepayment shall be applied ratably to the Loans and shall be accompanied by accrued interest on the amount repaid.

SECTION 2.08.            Fees.

(a)           The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an upfront fee (an “Upfront Fee”) in an amount equal to 2.00% of the aggregate amount of the Commitments, which Upfront Fee shall be fully earned and payable on the Closing Date. The Upfront Fee shall be automatically paid, without any further act of any Person, by increasing the outstanding principal amount of the Loans by the amount the Upfront Fee on the Closing Date.

(b)           The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the last Business Day of each month (by increasing the outstanding principal amount of the Loans by the amount of such fee), and on the date on which the Commitments of all the Lenders shall be terminated as provided herein (in immediately available funds), a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding month (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at the Commitment Fee Rate.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(c)           The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee (the “Exit Fee”) equal to the Exit Fee Percentage of the total Commitments, as the same may be reduced from time to time, payable in immediately available funds at (a) the Termination Date, in an amount equal to the Exit Fee Percentage of the Commitments outstanding as of such date and (b) each date upon which the Commitments are reduced or any Lender terminates Commitments pursuant to the terms of this Agreement, in an amount equal to the Exit Fee Percentage of the Commitments so reduced or terminated. For the avoidance of doubt, the Exit Fee is not provided for under the Agreed Budget and no Loans shall be made to pay the Exit Fee.

(d)           All Fees shall be paid on the dates due. If, pursuant to this Section 2.08, such Fees are to be paid in immediately available funds, they shall be paid to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  If, pursuant to this Section 2.08, such Fees are to be paid by increasing the outstanding principal amount of such Loans by the amount of such Fee, then the outstanding principal amount of the Loans shall automatically be increased on the due date therefor, without any further action by any Person.  Once paid, none of the Fees shall be refundable under any circumstances.

(e)           The fees and expenses of NGV (including reasonable fees, charges and disbursements of Wachtell, Lipton, Rosen & Katz and any local counsel) contemplated pursuant to the Agreed Budget to be paid by the Loan Parties on the Closing Date shall be automatically added, without any further action of any Person, to the outstanding principal amount of the Loans immediately upon the occurrence of the Closing Date.

SECTION 2.09.            Interest.

(a)           The Loans shall bear interest at a rate per annum equal to 10%.

(b)           Notwithstanding the foregoing, any overdue amounts hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to 12.00%.

(c)           Accrued interest on each Loan shall be payable in arrears (x) on each Interest Payment Date for such Loan by increasing the outstanding principal amount of the Loans by the amount of interest accrued prior to such Interest Payment Date and (y) in cash on the Termination Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.  If interest is required to be paid pursuant to this Section 2.09(c) by increasing the outstanding principal amount of the Loans, the outstanding principal amount of the Loans shall automatically be increased by the amount of interest due on the due date therefor, without any further action by any Person.

(d)           All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.10.            Reports of Fees and Interest.  As soon as reasonably practicable following the request of the Borrower (but no more often than once per calendar month), the Administrative Agent shall deliver to the Borrower a statement of outstanding Loans, Fees and Interest, which statement shall be conclusive absent manifest error.

SECTION 2.11.            Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Each Loan Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be prejudicial to such Lender in any material respect.

(f)            Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:  (i) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto) or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.  In addition, each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.

Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(g)           If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.11, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.11 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 2.11(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person.  Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to any Loan Party the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

SECTION 2.12.            Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.10, 2.11 or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.10, 2.11 and 9.05 shall be made directly to the persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to the Borrower or any Subsidiary or any Affiliate of the Borrower (as to which the provisions of this paragraph (c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent.

(e)           Prior to an Event of Default, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.12(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.13.            Mitigation Obligations.  If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 2.14.            Illegality.  If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to maintain its Loan shall be terminated.  Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), immediately prepay such Lender’s Loan.  Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid..

SECTION 2.15.            Waiver of Any Priming Rights.  Upon the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligations shall be outstanding, the Loan Parties hereby irrevocably waive any right, pursuant to Section 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien on any of the Collateral having priority senior to or pari passu with the Liens securing the Obligations, without the prior consent of the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Loan Parties represents and warrants to each of the Lenders that (it being understood that for the purposes of this Article III, any of the following representations and warranties that are made as to the Loan Parties shall be deemed made as to the Loan Parties (including the Retail Entities) notwithstanding the fact that as of the date that such representation and warranty is made, the Retail Entities may not yet be Loan Parties), as of the Closing Date and as of the date of any Borrowing:

SECTION 3.01.            Organization; Powers.  Except as set forth on Schedule 3.01, each of the Loan Parties (a) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) subject to the approval of the Bankruptcy Court, has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (d) subject to the entry of the DIP Order by the Bankruptcy Court, has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.            Authorization.  The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder (a) subject to the entry of the DIP Order by the Bankruptcy Court, have been duly authorized by all corporate, stockholder or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) subject to the entry of the DIP Order by the Bankruptcy Court, any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party, (B) subject to the entry of the DIP Order by the Bankruptcy Court, any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any post-petition indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of the Loan Parties or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such post-petition indenture, certificate of designation for preferred stock, agreement or other instrument, where any such post-petition conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Loan Parties, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02.

SECTION 3.03.            Enforceability.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, subject to the entry of the DIP Order by the Bankruptcy Court, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms and the terms of the DIP Order.

SECTION 3.04.            Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated hereby, except for (a) the entry of the DIP Orders by the Bankruptcy Court, (b) such as have been made or obtained and are in full force and effect, (c) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (d) the filing of the Retail Entity Cases and (e) filings or other actions listed on Schedule 3.04.

SECTION 3.05.            [Reserved].

SECTION 3.06.            No Material Adverse Change or Material Adverse Effect.  Since the Closing Date, there has been no event, circumstance or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.07.            Title to Properties; Possession Under Leases.

(a)           The Borrower has fee simple title to the Land, subject to the Title Policy Exceptions.  Each Loan Party has fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties (other than the Land, which is addressed by the first sentence of this Section 3.07(a)) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not interfere with such Loan Party’s ability to utilize such properties and assets for their intended purposes and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)           Except as set forth on Schedule 3.07(b) and except for the filing of the Cases, each Loan Party has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           Each Loan Party owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights and all licenses and rights with respect to the foregoing, necessary for the present conduct of its business, without any conflict (of which any Loan Party has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Borrower, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(c).

(d)           None of the Loan Parties is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of its owned real property or any interest therein, except as permitted under Section 6.02 or 6.05 or pursuant to the Retail Master Lease, the Asset Purchase Agreement, the Sale Procedures Order or the Deeds of Trust.

SECTION 3.08.            Subsidiaries.

(a)           Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and Retail Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings, Retail Holdings or by any such subsidiary, as applicable.

(b)           As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Loan Parties, other than as set forth on Schedule 3.08(b).

SECTION 3.09.            Litigation; Compliance with Laws.

(a)           Except as set forth on Schedule 3.09(a) and other than the Cases, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of any of the Loan Parties, threatened in writing against or affecting any of the Loan Parties or any business, property or rights of any such person (i) that involve any Loan Document or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Except as set forth on Schedule 3.09(b) and except for the filing of the Cases, none of the Loan Parties or any of their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any of its owned real property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.            Federal Reserve Regulations.

(a)           None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)           No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11.            Investment Company Act.  None of the Loan Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12.            Use of Proceeds.  The Borrower will use the proceeds of the Loans solely: (a) to fund (by way of one or more intercompany loans) the costs and expenses related to the restructuring of the Retail Entities in accordance with and up to the amount set forth therefor in the Agreed Budget, (b) to pay the costs and expenses related to the restructuring of Holdings and its subsidiaries in accordance with and up to the amount set forth therefor in the Agreed Budget, (c) to fund the stabilization of the Project in accordance with and up to the amount set forth therefor in the Agreed Budget and the Stabilization Plan, (d) for the working capital needs and other general corporate purposes of the Loan Parties in accordance with and up to the amount set forth therefor the Agreed Budget, (e) within two Business Days after the Retail Entities Guarantee Date, to indefeasibly pay in full in cash the Used Cash Collateral, (f) to pay Fees and expenses related to the Facility when, as and to the extent provided for herein and (g) to pay all present and future costs and expenses of the Administrative Agent and the Lenders, including all reasonable fees and expenses of consultants, advisors and attorneys paid or incurred at any time in connection with the financing transactions when, as and to the extent provided for in herein.

SECTION 3.13.            Tax Returns.  Except as set forth on Schedule 3.13:

(a)           Each Loan Party has filed or caused to be filed all material federal, state, local and non-U.S. Tax returns and reports required to have been filed by it, and each such Tax return is true and correct in all material respects;

(b)           Each Loan Party has timely paid or caused to be timely paid all Taxes required to be paid by or with respect to it, except (i) for Taxes that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 or (ii) to the extent failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(c)           Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no claims being asserted in writing with respect to any Taxes payable by or with respect to any of the Loan Parties.

SECTION 3.14.            No Material Misstatements.  The information (other than estimates and information of a general economic nature) (the “Information”) concerning the Land, Improvements, any Loan Party or any transactions contemplated hereby (including, without limitation, with respect to liabilities of the Loan Parties) prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the transactions contemplated hereby did not contain any intentionally untrue statement of a material fact as of the date such Information was furnished or intentionally omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

SECTION 3.15.            [Reserved].

SECTION 3.16.            Environmental Matters.  Except as disclosed on Schedule 3.16 and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect:  (i) no written notice, request for information, claim, demand, order, complaint or penalty has been received by any of the Loan Parties, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to any Loan Party, (ii) each Loan Party has all authorizations and permits necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits and with all other applicable Environmental Laws, and (iii) no Hazardous Material is located at, in, or under any property currently or formerly owned, operated or leased by any Loan Party that could reasonably be expected to give rise to any liability or obligation of any Loan Party under any Environmental Laws, and no Hazardous Material has been generated, owned or controlled by the Borrower or any Subsidiary and has been transported to or released at any location in a manner that would reasonably be expected to give rise to any liability or obligation of any Loan Party under any Environmental Laws.

SECTION 3.17.            Location of Real Property and Leased Premises.

(a)           Schedule 3.17 lists completely and correctly, as of the Closing Date, all material real property owned by any Loan Party and the addresses thereof.  As of the Closing Date, the Loan Parties own in fee all the real property set forth as being owned by them on such Schedule.

(b)           Schedule 3.17 lists completely and correctly, as of the Closing Date, all material real property leased by the Loan Parties and the addresses thereof.  The Loan Parties have valid leases in all the real property set forth as being leased by them on such Schedule.

SECTION 3.18.            Agreed Budget.  The Agreed Budget includes and contains all fees, costs and expenses that are projected in the Loan Parties’ commercially reasonable judgment to be payable by the Loan Parties during the period covered by such Agreed Budget (it being understood that the Unused Cash Collateral shall be repaid as described in the DIP Order using Unused Cash Collateral, which repayment is not described in the Agreed Budget).

SECTION 3.19.            Labor Matters.  Except (i) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) for claims giving rise to the Mechanics’ Liens, and (iii) as set forth on Schedule 3.19:  (a) there are no strikes or other labor disputes pending or threatened against any of the Loan Parties; (b) the hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from each Loan Party or for which any claim may be made against any of the Loan Parties, on account of wages and employee health and welfare insurance and other benefits have been paid.  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated hereby will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which any Loan Party (or any predecessor of any Loan Party) is a party or by which any Loan Party (or any predecessor of any Loan Party) is bound.

SECTION 3.20.            Insurance.  Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of any Loan Party as of the Closing Date.  As of such date, such insurance is in full force and effect.  Except as set forth on Schedule 3.20, Borrower believes that the insurance maintained by or on behalf of the Loan Parties is adequate in light of the current status of the Project.

SECTION 3.21.            Anti-Terrorism Law.

(a)           No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)           To the knowledge of the Loan Parties, no Loan Party and no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)      a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)     a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)    a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)    a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)     a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)           To the knowledge of the Loan Parties, no Loan Party and no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.22.            Licensing and Permits.  The Borrower and each Loan Party has, to the extent applicable and subject to the exceptions set forth on Schedule 3.22, obtained and maintained, or has had obtained and maintained on its behalf, in good standing all required material licenses, permits, certificates, registrations, authorizations and approvals necessary for the operation of the Project as currently conducted.  To the knowledge of the Borrower, all such required material licenses, permits, certificates, registrations, authorizations and approvals are in full force and effect on the Closing Date and have not been revoked or suspended or otherwise limited.

SECTION 3.23.            Certain Real Estate Matters.

(a)           Except as set forth on Schedule 3.23(a), the Land and the Improvements and the current use thereof and the activities being conducted thereon comply with all applicable Requirements of

Law (including building and zoning ordinances and codes, but excluding any Environmental Laws, with are the subject of Section 3.16) and with all Insurance Requirements, except where noncompliance or any non-conforming use could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.23(a), no Loan Party has received a written notice of any violation or potential violation of the Requirements of Law which has not been remedied or satisfied except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

(b)           No condemnation and/or exercise of eminent domain, or any sale or other disposition in lieu of condemnation or eminent domain, has been commenced or, to the knowledge of the Loan Parties, is contemplated with respect to all or any portion of the Land or for the relocation of roadways or streets providing access to or egress from the Land.

(c)           Except as set forth on Schedule 3.23(c), the use being made of the Land and the Improvements and the activities being conducted thereon are in conformity with such material Permits for such Land and the Improvements and any other reciprocal easement agreements, restrictions, covenants or conditions affecting such Land and the Improvements except, in each case, to the extent any non-conformity therewith could not reasonably be expected to result in a Material Adverse Effect.

(d)           Except as set forth on Schedule 3.23(d), the Improvements that have been constructed have been built in accordance with the specifications and the most recent set of plans released by the Project’s architects, Bergman Walls & Associates, Ltd., and made available to the Administrative Agent, except to the extent that any such deviation would not in any material respect impair the suitability of such Improvement for use in its intended purpose.

SECTION 3.24.            Reorganization Matters.

(a)           Proper notice for (i) the motion seeking approval of the Loan Documents and the DIP Order and (ii) the hearing for the approval of the DIP Order has been given.

(b)           The Loan Parties have given (and shall give), on a timely basis as specified in the DIP Order, all notices required to be given to all parties specified in the DIP Order.

(c)           After the entry of the DIP Order and to the extent provided therein, the Obligations will constitute allowed super-priority administrative expense claims in the Cases having priority over all administrative expense claims and unsecured claims against the Loan Parties now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Section 105, 326, 328, 330, 331, 363, 364, 503, 507, 546, 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(1) of the Bankruptcy Code, subject, as to priority only, to the Carve-Out Expenses to the extent set forth in the DIP Order and to the adequate protection claims previously granted in respect of the Used Cash Collateral, which adequate protection claims shall be automatically deemed satisfied and paid in full without any action by any person upon the repayment to the Existing Credit Facility Agent for the benefit of the Prepetition Secured Parties of the Used Cash Collateral, as set forth in the DIP Order.

(d)           After the entry of the DIP Order and pursuant to and to the extent provided therein, the Obligations will be secured by a valid, legal and perfected Lien on and security interest in all of the Collateral of the Loan Parties having the priority afforded by Sections 364(c)(1), 364(c)(2) and 364(d)(1), as set forth in the DIP Order.

(e)           The DIP Order, with respect to the period on and after entry of the DIP Order, is in full force and effect and has not been modified or amended without the consent of the Required Lenders, or reversed or stayed.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01.            Conditions Precedent to Closing Date.  The Closing Date shall not occur until the following conditions have been met or waived by the Administrative Agent:

(a)           The Borrower shall have delivered a certificate of a Responsible Officer certifying that (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date (unless such representations and warranties relate to an earlier time, in which case as of such earlier time) and (y) as of the Closing Date (after giving effect to the execution of the Loan Documents), no Event of Default or Default shall have occurred and be continuing.

(b)           The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of, or an e-mail containing a “pdf” of, a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(c)           The Lenders shall have received the Agreed Budget.

(d)           The Administrative Agent shall have received a copy of the Interim DIP Order, which Interim DIP Order (i) shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect; and, if the Interim DIP Order is the subject of a pending appeal in any respect, neither the making of the Loans, nor the performance by the Loan Parties of any of their respective obligations hereunder, under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

(e)           The Bankruptcy Court shall have entered the Sale Procedures Order in each of the Cases of the Loan Parties.

(f)            The holders of at least a majority in aggregate principal amount of obligations under the Existing Credit Facility shall have, subject to the terms of paragraph 32 of the DIP Order, consented to the Subject Transactions (as defined in the DIP Order). For the avoidance of doubt, such consent shall not be deemed to be a waiver of any Prepetition Secured Party’s right to provide the Loan Parties the funds necessary to repay the Obligations in full in cash pursuant to the terms hereof.

(g)           At the time of and immediately after giving effect to the execution of the Loan Documents, (x) the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, with the same effect as though made on and as of such date (unless such representations and warranties relate to an earlier time, in which case as of such earlier time) and (y) no Event of Default or Default shall have occurred and be continuing.

SECTION 4.02.            Conditions Precedent to each Borrowing.  The obligations of the Lenders to make Loans are subject to the satisfaction of the following conditions:

(a)           The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 hereof.

(b)           At the time of and immediately after such Borrowing, (x) the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, with the same effect as though made on and as of such date (unless such representations and warranties relate to an earlier time, in which case as of such earlier time) and (y) no Event of Default or Default shall have occurred and be continuing.

(c)           (i) In respect of any Borrowing to be made at any time prior to the date that is 15 Business Days after the Bankruptcy Court enters the Interim DIP Order in the Case of the Borrower, the Interim DIP Order shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect; and, if the Interim DIP Order is the subject of a pending appeal in any respect, neither the making of the Loans, nor the performance by the Loan Parties of any of their respective obligations hereunder, under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal; and (ii) in respect of any Borrowing to be made at any time on or after the date that is 15 Business Days after the Bankruptcy Court enters the Interim DIP Order in the Case of the Borrower, the Administrative Agent shall have received a copy of the Final DIP Order, which Final DIP Order (x) shall be in form and substance reasonably satisfactory to the Administrative Agent and (y) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect; and, if the Final DIP Order is the subject of a pending appeal in any respect, neither the making of the Loans, nor the performance by the Loan Parties of any of their respective obligations hereunder, under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

(d)           Each of the Loan Parties shall have taken all requisite company or corporate action, as applicable, to approve the sale of the assets of the Loan Parties on the terms described in the Asset Purchase Agreement, such approval shall be in full force and effect, and the Loan Parties shall be diligently pursuing the prosecution of the sale of all or substantially all of the Purchased Assets on the terms described in the Sale Procedures Order.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of the Loan Parties covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of the Loan Parties will:

SECTION 5.01.                                    Existence; Businesses and Properties.

(a)                                  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of the Retail Entities or any Subsidiary of the Borrower where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Except where failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve the Project and all other property of the Loan Parties in its current condition (in each case except as expressly permitted by the Loan Documents); provided that, in the event that (a) the costs to the Loan Parties of the compliance with this clause (ii) exceed the amounts allocated therefor in the Agreed Budget (after giving effect to the 5.0% variance provided in Section 6.10), (b) the Loan Parties notify the Administrative Agent of such shortfall and additional amounts necessary to allow the Loan Parties to comply with clause (ii), and (c) the Lenders refuse to provide additional amounts as are necessary (in the reasonable judgment of the Administrative Agent) to allow the Loan Parties to comply with this clause (ii), then there shall not be a default under this clause (ii) on account of the Loan Parties’ failure to comply therewith on account of the amounts set forth therefor in the Agreed Budget being insufficient to allow such compliance; provided further, however, that in the event that the Lenders agree, within five Business Days of any such request, to provide such amounts as are necessary (in the reasonable judgment of the Administrative Agent) to allow the Loan Parties to comply with this clause (ii) and to amend the Agreed Budget to so reflect, it shall be a default under this clause (ii) if the Loan Parties do not, within three (3) Business Days of receiving such consent, (x) obtain approval from the Bankruptcy Court to borrow such additional amounts hereunder and so amend the Agreed Budget and (y) promptly borrow and begin to apply such amounts for use in their intended purpose).

SECTION 5.02.                                    Insurance.

(a)                                  Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Administrative Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies, with any proceeds of such policies related to any Loan Party or any assets of any Loan Party to be paid first to the Administrative Agent, for the benefit of the Secured Parties, subject to the terms of this Agreement and the Asset Purchase Agreement.  In addition:

 (i)               All insurance policies of the Loan Parties covering real property shall include a standard non-contributing mortgagee clause in favor of Administrative Agent.  All insurance covering personal property not attached to a building or structure (such as construction materials and furniture, fixtures and equipment on- or off-site) shall include a standard long form lender’s loss payable clause in favor of Administrative Agent.

(ii)               All insurance policies of the Loan Parties shall provide that with respect to the interest of Administrative Agent, such insurance policy shall not be invalidated by and shall insure the Administrative Agent, for the benefit of the Secured Parties, regardless of (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (iii) any foreclosure or other action or proceeding taken by Administrative Agent (for the benefit of any Secured Party) pursuant to any provision of the Loan Documents.

(iii)            All policies of liability insurance of the Loan Parties shall be endorsed as follows: (i) to name the applicable Loan Party and its respective officers and employees as named insureds, and (except with respect to the workers compensation policy) to name the Administrative Agent and its respective officers and employees as additional insureds: (ii) to provide a severability of insurers and cross liability clause; and (iii) to provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Administrative Agent or any Secured Party.

(b)                                 If at any time the area in which any of the real property owned by any of the Loan Parties is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(c)                                  Each of the Loan Parties hereby waives any and every claim for recovery from the Administrative Agent and each Secured Party for any and all loss or damage covered by any of the insurance policies required to be maintained by any Loan Party under this Agreement. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the applicable Loan Party shall give written notice of the terms of such waiver to each insurance company that has issued or that may issue in the future any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

SECTION 5.03.                                    Taxes.  Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien upon such properties or any part thereof that would be senior to or pari passu with the Liens on the assets of the Loan Parties securing the Obligations; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings.

SECTION 5.04.                                    Financial Statements, Reports, etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)                                  With in one Business Day after such report is filed with the court, a copy of the monthly operating reports any Loan Party files in any of the Cases;

(b)                                 [Reserved].

(c)                                  concurrently with any delivery of the reports under paragraph (a) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Performance Covenants;

(d)                                 promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by any Loan Party with the SEC;

(e)                                  as soon as available and in any event not later than the Wednesday of each week, (i) the Variance Report for the week ending the preceding Friday, and (ii) a report of the Liquidity as of the close of business of each day during the previous calendar week;

(f)                                    promptly, a copy of all reports submitted to the board of directors (or any committee thereof) of any Loan Party in connection with any material interim or special audit that solely affects any one or more of the Loan Parties and is made by independent accountants of the books of any Loan Party (excluding any reports which have been identified as confidential or privileged work product);

(g)                                 promptly following a request therefor, all documentation and other information that the Administrative Agent reasonably requests on its own behalf or on behalf of any Lender in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(h)                                 promptly, from time to time, such other information regarding the Project or the financial condition of any Loan Party, or compliance with the terms of any Loan Document, or such consolidated financial statements, as in each case the Administrative Agent may reasonably request on its own behalf or on behalf of any Lender.

SECTION 5.05.                                    Litigation and Other Notices.  Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of any Loan Party obtains actual knowledge thereof:

(a)                                  any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)                                  any other development specific to any Loan Party that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d)                                 the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.                                    Compliance with Laws.  Comply in all material respects with all laws (including, without limitation, the Bankruptcy Code), rules, regulations and orders of any Governmental

Authority applicable to it or its property, including, without limitation, all orders and rulings of the Bankruptcy Court; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07.                                    Maintaining Records; Access to Properties and Inspections.  Permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of any of the Loan Parties at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Borrower to discuss the affairs, finances and condition of any of the Loan Parties with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08.                                    Use of Proceeds.  Use the proceeds of the Loans solely for the purposes set forth in Section 3.12.

SECTION 5.09.                                    Compliance with Environmental Laws.  Except as set forth on Schedule 5.09, comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10.                                    Further Assurances.

(a)                                  Execute any and all further documents, mortgages, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to effect the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.

(b)                                 If any additional direct or indirect Subsidiary of Holdings or Retail Holdings is formed or acquired after the Closing Date, on the date such Subsidiary is formed or acquired, notify the Administrative Agent thereof and cause such Subsidiary to promptly (i) become a party to this Agreement pursuant to a Joinder Agreement and (ii) take such actions as may be required by law or reasonably requested by the Administrative Agent to grant and perfect the Liens intended to be created by the Loan Documents and Guarantee the Obligations of the Borrower incurred hereunder.

SECTION 5.11.                                    Fiscal Year; Accounting.  Cause its fiscal year to end on December 31.

SECTION 5.12.                                    Cash Management.  Maintain its cash management systems pursuant to the Cash Management Order.

SECTION 5.13.                                    Reorganization Matters. Deliver to the Administrative Agent, the Lenders and their respective counsel, prior to the filing thereof, all pleadings, motions and other documents to be filed by or on behalf of any Loan Party and relating directly to the Facility; it being understood that this Section 5.13 shall not require the Loan Parties to deliver to the Administrative Agent any such information about a bidder for the Purchased Assets other than the Purchaser or a bid other than Purchaser’s bid prior to the dates described in the Bidding Procedures attached to the Sale Procedures Order.

SECTION 5.14.                                    Maintenance of Property.  The Loan Parties shall stabilize the Land and Improvements in material compliance with the timeframe and otherwise materially in accordance with the plans set forth on Schedule 5.14 hereof (such plans, the “Stabilization Plan”); for the purposes of this sentence, materiality shall be measured in relation to the budget devoted to the Stabilization Plan, the timeframe and description thereof as set forth in the Stabilization Plan and the consequences thereof. The Loan Parties shall maintain security, utilities and fire inspection and prevention at the Project, shall make repairs to the Project and shall perform under and utilize service contracts for preventative maintenance of the Project to the maximum extent possible given the funds provided therefor in the Agreed Budget.ARTICLE VI

NEGATIVE COVENANTS

Each of the Loan Parties covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not:

SECTION 6.01.                                    Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                  Indebtedness existing on the Closing Date and either (i) set forth on Schedule 6.01 hereto or (ii) pursuant to the Existing Facilities;

(b)                                 Indebtedness created hereunder and under the other Loan Documents;

(c)                                  Indebtedness of the Borrower to any Guarantor and of any Guarantor to the Borrower or any other Guarantor;

(d)                                 all premium (if any), interest, fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (c) above.

SECTION 6.02.                                    Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including each Loan Party) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a)                                  Liens on property or assets of the Loan Parties existing on the Closing Date and either (i) arising pursuant to the Existing Facilities or (ii) set forth on Schedule 6.02 hereof; provided in each case that such Liens shall secure only those obligations that they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Loan Party;

(b)                                 any Lien created under the Loan Documents, including the DIP Orders;

(c)                                  Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings;

(d)                                 mechanics’, materialmen’s, repairmen’s, or construction Liens arising in the ordinary course of business in connection with work completed prior to or after the Petition Date, but solely to the extent that such Liens are junior to the Liens granted to the Secured Parties to secure the Obligations pursuant hereto and the DIP Order;

(e)                                  [Reserved];

(f)                                    [Reserved];

(g)                                 Liens pursuant to Sections 546 and 362(b)(18) of the Bankruptcy Code;

(h)                                 Liens that are contractual rights of set-off (i) relating to the establishment in the ordinary course of business of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Loan Parties to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Loan Parties;

(i)                                     Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(j)                                     Liens arising from precautionary UCC financing statements regarding operating leases entered into in the ordinary course of business and necessary to the work contemplated by the Agreed Budget.

SECTION 6.03.                                    Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

SECTION 6.04.                                    Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), in any other person, except:

(a)                                  intercompany loans from the Borrower to the Retail Entities to fund the costs and expenses related to the restructuring of the Retail Entities in accordance with and up to the amount set forth in the Agreed Budget;

(b)                                 Permitted Investments;

(c)                                  accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business, consistent with the practices of Persons of established reputation engaged in similar businesses, and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business, consistent with the practices of Persons of established reputation engaged in similar businesses;

(d)                                 Investments existing on the Closing Date.

SECTION 6.05.                                    Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of the Equity Interests any Loan Party (other than Holdings or Retail Holdings), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.05 shall not prohibit:

(a)                                  (i)  the purchase of building supplies in the ordinary course of business by any Loan Party (other any Retail Entity) in amounts and in a manner consistent with the expenditures therefor in the Agreed Budget or (ii) the sale of Permitted Investments in the ordinary course of business; and

(b)                                 Investments permitted by Section 6.04, Liens permitted by Section 6.02 and Dividends permitted by Section 6.06

Notwithstanding anything to the contrary contained in this Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 unless such disposition is for fair market value and (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) of this Section 6.05 unless such disposition is for 100% cash consideration.

Notwithstanding the foregoing, this covenant shall not prohibit the sale of substantially all of the Purchased Assets pursuant to the Bidding Procedures attached to the Sale Procedures Order provided that all of the Obligations are repaid prior to or simultaneously with the consummation of such sale.

SECTION 6.06.                                    Dividends, Distributions and Repayments of Debt.  Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose, or make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness other than (a) the Obligations and (b) the payment of the Used Cash Collateral and the payment of the Unused Cash Collateral, in each case to the Existing Credit Facility Agent (as defined in the DIP Order) for the account of the Prepetition Secured Parties in each case pursuant to the terms hereof and of the DIP Order; provided, however, that any Loan Party that is a subsidiary of Holdings may declare and pay dividends to or make other distributions to the Holdings, the Borrower or any other Loan Party that is a subsidiary of Holdings, and any subsidiary of Retail Holdings may declare and pay dividends to or make other distributions to Retail Holdings or any other Loan Party that is a subsidiary of Retail Holdings.

SECTION 6.07.                                    Transactions with Affiliates and Certain Bonus Payments.

(a)                                  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any direct or indirect holder of 10% or more of any class of capital stock of Holdings or Retail Holdings, unless such transaction is (i) otherwise permitted (or required) under this Agreement, (ii) pursuant to an agreement between a Loan Party and a third party in effect as of October 1, 2009, to the extent the payment in respect thereof is contemplated in the Agreed Budget or (iii) upon terms no less favorable to such Loan Party than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b)                                 The foregoing paragraph (a) shall not prohibit, to the extent not otherwise prohibited under the Loan Documents,

  (i)                               (x) transactions among the Retail Entities otherwise permitted by this Agreement and (y) transactions among Loan Parties (other than Retail Entities) otherwise permitted by this Agreement;

 (ii)                               any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which is in effect on the date hereof and which covers employees, and any reasonable employment contract and transactions pursuant thereto; provided that such employment agreements shall not provide for the payment of any bonus to any executive officer of any Loan Party unless the amount of such bonus is acceptable to the Required Lenders or is set forth in the Agreed Budget; and

(iii)                               dividends permitted under Section 6.06,

(c)                                  Make any payment to any Existing Investor, including any payment of or on account of monitoring, management, transaction or similar fees payable to any Existing Investor.

(d)                                 Make, commit to make, or permit to be made any bonus payments to any executive officers of any of the Loan Parties other than as acceptable to the Required Lenders or as set forth in the Agreed Budget.

SECTION 6.08.                                    Business of the Loan Parties.  Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity contemplated by the Agreed Budget.

SECTION 6.09.                                    Limitation on Prepayments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)                                  Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement of the Loan Parties.

(b)                                 Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of any Indebtedness or any other liability of any kind or nature, in each case relating to the period prior to the Petition Date (including by way of payment of administrative expense claims arising under section 503(b)(9) of the Bankruptcy Code), other than (i) pursuant to the following orders in the Cases as in effect on the date hereof: (a) that certain Second Order Granting, in Part, Emergency Motion by Debtors for Entry of an Order Authorizing the Debtors to Pay Certain Prepetition Critical Vendor Claims in the Ordinary Course of Business (Docket No. 225); (b) that certain Order Granting in Part Emergency Motion to Pay Prepetition Critical Vendor Claims in the Ordinary Course of Business and Scheduling Further Hearing on Motion

(Docket No. 203); (c) that certain Order Granting Debtors’ Emergency Motion for an Order (I) Authorizing, But Not Requiring, the Debtors to (A) Continue Their Existing Insurance Programs and (B) Pay Certain Prepetition Obligations in Respect Thereof, and (II) Authorizing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations (Docket No. 51); and (d) that certain Order (I) Authorizing the Debtors to Pay (A) Prepetition Wages, Salaries, and Employee Benefits, and (B) Prepetition Withholding Obligations, and (II) Authorizing Continuation of Employment Benefit Plans and Programs Postpetition, and (III) Directing All Banks to Honor Payments of Prepetition Employee Obligations (Docket No. 48); (ii) the repayment of the Used Cash Collateral and the return of the Unused Cash Collateral, in each case pursuant to the terms hereof and of the DIP Order, or (iii) with the prior written consent of the Administrative Agent (upon the direction of the Required Lenders acting in their sole discretion).

(c)                                  Enter into any agreement that prohibits, restricts or imposes any condition upon (i) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, (ii) the ability of any subsidiary of the Borrower to pay dividends or other distributions with respect to any shares of its capital stock, or (iii) the ability of any Loan Party to repay loans or advances to the Borrower or any other Loan Party or to guarantee Indebtedness of the Borrower or any other Loan Party, provided that the foregoing shall not apply to restrictions and conditions imposed by law or any Loan Document.

SECTION 6.10.                                    Maximum Budget Variance.  Permit (i) the actual cumulative cash disbursements of the Loan Parties in respect of any line item in the Agreed Budget (from the period beginning with the Closing Date) as of the end of any week, beginning with the fourth calendar week to occur after the Closing Date, to be greater than the product of (x) 105% (or, at any time after the occurrence of the Auction, 100%) and (y) the projected amount of cumulative cash disbursements in respect of such line item set forth in the Agreed Budget (as amended, following the Auction, by the Budget Amendment) for such period; or (ii) the cumulative principal amount of outstanding Loans as of the close of business on Friday of each week to exceed the product of (x) 105% (or, at any time after the occurrence of the Auction, 100%) and (y) the projected cumulative principal amount of Loans outstanding set forth in the Agreed Budget (as amended, following the Auction, by the Budget Amendment) for such date (which amount shall be deemed reduced, for the avoidance of doubt, by the amount of any Loans repaid prior to such date). For the purpose of this Section 6.10, the projected amount of cash disbursements in respect of any line item set forth in the Agreed Budget for any week shall be deemed increased by an amount equal to the excess, if any, of the amount of cash disbursements projected by the Agreed Budget for such line item for all weeks prior to such week addressed in the Agreed Budget over the amount of actual cash disbursements in respect of such line item made during all weeks prior to such week addressed in the Agreed Budget.

SECTION 6.11.                                    Minimum Cash Balance. From and after the date that the Final DIP Order is entered in each of the Cases, permit, at any time, Liquidity to be less than an amount equal to the amount necessary to satisfy all cash disbursements reasonably projected by the Loan Parties to be required to be made during the full calendar week following such time.

SECTION 6.12.                                    Swap Agreements.  Enter into any Swap Agreement.

SECTION 6.13.                                    Super-Priority Claims.  Create, incur, assume or permit to exist any administrative expense, unsecured claim, or other super-priority claim or Lien which is senior to or pari passu with the super-priority claims or Liens of the Secured Parties against the Loan Parties hereunder, except for the Carve-Out Expenses or as otherwise provided herein or in the DIP Order, or apply to the Bankruptcy Court for authority to do so.

SECTION 6.14.                                    DIP Order.  Make, permit to be made or seek any change, amendment or modification, or any application or motion for any change, amendment or modification, to the DIP Order or any other order of the Bankruptcy Court with respect to the Facility without the prior written consent of the Administrative Agent (who shall give such consent only upon the direction of the Required Lenders acting in their sole discretion).

ARTICLE VIA

HOLDINGS NEGATIVE COVENANTS

Each of Holdings, Retail Holdings and Retail Mezzanine covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, Holdings, Retail Holdings and Retail Mezzanine will not engage at any time in any business or business activity other than (a) ownership and acquisition of Equity Interests in the Borrower (in the case of Holdings), Retail Mezzanine (in the case of Retail Holdings) or Retail LLC (in the case of Retail Mezzanine), together with activities directly related thereto, (b) the incurrence of and performance of its obligations related to Indebtedness and Guarantees incurred by such Person after the Closing Date, (c) actions required by law to maintain its existence, (d) the payment of taxes, (e) the issuance of Equity Interests and (f) activities incidental to its existence and to the foregoing activities, in each case only to the extent permitted by this Agreement.

Notwithstanding anything to the contrary contained herein, (i) Holdings shall at all times own directly 100% of the Equity Interests of the Borrower, Retail Holdings shall at all times own directly 100% of the Equity Interests of Retail Mezzanine, and Retail Mezzanine shall at all times own directly 100% of the Equity Interests of Retail LLC and (ii) Holdings, Retail Holdings and Retail Mezzanine shall not sell, dispose of, grant, permit or suffer to exist a Lien on or otherwise transfer such Equity Interests in the Borrower, Retail Mezzanine or Retail LLC, as applicable, excepting any Liens on Equity Interests in the Borrower, Retail Mezzanine or Retail LLC created by the Loan Documents.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.                                    Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(a)                                  any representation or warranty made or deemed made by any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by any Loan Party;

(b)                                 default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)                                  default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of two Business Days (it being understood that the payment of interest or any Fee or other amount by the automatic addition such amount to the principal amount of Loans outstanding hereunder pursuant to the express terms of this Agreement shall not be deemed to be a default under this clause (c));

(d)                                 default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Holdings or the Borrower), 5.04(e), 5.05(a), 5.08, 5.14 or in Article VI or Article VIA;

(e)                                  default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of ten (10) days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)                                    there shall have occurred a Change in Control;

(g)                                 [Reserved];

(h)                                 (i) a Reportable Event or Reportable Events, other than as a result of the filing of the Cases, shall have occurred with respect to any ERISA Plan or a trustee shall be appointed by a United States district court to administer any ERISA Plan, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any ERISA Plan or ERISA Plans, (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (iv) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA or (v) any Loan Party shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(i)                                     (i) any Loan Document shall for any reason be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any Lien, security interest or super-priority claim purported to be created by the Loan Documents and the DIP Order in favor of the Secured Parties shall for any reason cease to be, or shall be asserted in writing by any Loan Party not to be, a legal, valid and perfected security interest (perfected as or having the priority required by this Agreement and the DIP Order and subject to such limitations and restrictions as are set forth herein and therein) in such assets in all respects, (iii) the Obligations of the Borrower or the Guarantees by any Guarantor of the Obligations shall be invalidated or otherwise cease, or shall be asserted in writing by any Loan Party to be invalid or to cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(j)                                     an order of the Bankruptcy Court shall be entered in any of the Cases amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying any of the DIP

Orders, or amending any Loan Document, or any Loan Party shall apply for authority to do so, in any case without the consent of the Required Lenders;

(k)                                  any Loan Party shall fail to comply with the terms of the DIP Order in any material respect;

(l)                                     (i) unless the Administrative Agent and the Required Lenders shall otherwise agree, any Case shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of any Case) or suspended or any Loan Party shall file any pleading requesting any such relief; (ii) any Case shall be converted to a case under Chapter 7 of the Bankruptcy Code, or any Loan Party shall file any pleading requesting any such relief; (iii) the Bankruptcy Court shall enter an order appointing an interim or permanent trustee in any Case, a responsible officer (other than a professional person employed by the Loan Parties’ restructuring advisor, who may be appointed as a responsible officer in the Cases) or examiner (other than the Examiner) with powers beyond the duty to investigate and report, as set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code; or (iv) the venue of any of the Cases shall be transferred to any court other than the Bankruptcy Court for the Southern District of Florida; provided that any event described in this subclauses (ii), (iii) or (iv) of this clause (l) shall not constitute an Event of Default if the motion giving rise to such event was brought by the Existing Credit Facility Lenders and if the order giving effect thereto includes language expressly confirming that the DIP Order, Sale Procedures Order and Sale Order shall remain binding (based upon language satisfactory to the Administrative Agent) upon the applicable United States Bankruptcy Court or trustee, responsible officer or examiner;

(m)                               the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder or holders of any security interest to permit foreclosure or enforcement on any material assets of any Loan Party;

(n)                                 the entry of any order by the Bankruptcy Court granting (i) any other claim having priority senior to or pari passu with the claims of the Secured Parties under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code, other than the Carve-Out Expenses or (ii) any other Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein and in the DIP Order, except as expressly provided herein and therein;

(o)                                 the making of, or the entry of an order by the Bankruptcy Court approving the making of, any cash adequate protection payments with respect to any prepetition Indebtedness, other than the repayment of the Used Cash Collateral and the payment of the Unused Cash Collateral to the Existing Credit Facility Agent for the benefit of the Prepetition Secured Parties, in each case pursuant to the DIP Order;

(p)                                 the Loan Parties shall make, agree to make or promise to make any payment of any kind or nature to or on behalf of any lender under the Primed Debt other than the repayment of the Used Cash Collateral and the payment of the Unused Cash Collateral to the Existing Credit Facility Agent for the benefit of the Prepetition Secured Parties, in each case pursuant to the DIP Order;

(q)                                 from and after the date of entry thereof, the Interim DIP Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of the Required Lenders, and the Final DIP Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment);

(r)                                    from and after the date of entry thereof, the Final DIP Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of the Required Lenders;

(s)                                  the failure to occur of any of the following events:

  (i)            each of the Loan Parties shall have taken all requisite company or corporate action, as applicable, to have approved the Sale (it being understood that the Loan Parties’ consummation of the Sale shall be subject to entry of the Sale Order), such approval shall be in full force and effect, and the Loan Parties shall be diligently pursuing the prosecution of the sale of all or substantially all of the Purchased Assets on the terms described in the Sale Procedures Order as in effect on the date hereof, the bidding procedures attached thereto, as in effect on the date hereof and, when entered, the Sale Order,

 (ii)            on or prior to the date that is 7 Business Days after the Closing Date, the Retail Entities shall have become debtors under Chapter 11 of the Bankruptcy Code in cases before the Bankruptcy Court, the Bankruptcy Court shall have entered the Interim DIP Order and the Sale Procedures Order in such cases, and the Retail Entities Guarantee Date shall have occurred,

(iii)            on or prior to January 29, 2010, the Bankruptcy Court shall have entered the Sale Order, or

(iv)           on or prior to February 9, 2010, the Obligors shall have consummated the sale of all or substantially all of the Purchased Assets; or

(t)                                    the consent of the Existing Credit Facility Lenders to the Subject Sale Transactions (as such term is defined in the Interim DIP Order in effect as of the date hereof), the borrowing of Loans hereunder or the granting of liens to the Secured Parties in respect of such borrowings, or the Agent Direction (as such term is defined in the Interim DIP Order as in effect as of the date hereof) as such direction relates to the Subject Sale Transactions, the borrowing of Loans hereunder or the granting of liens to the Secured Parties in respect of such borrowings, shall terminate pursuant to paragraph 32 of the Interim DIP Order, the Final DIP Order or otherwise.

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Required Lenders shall, upon notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.  In addition, subject only to any limitations set forth in the DIP Order, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court, and the Administrative Agent, the Collateral Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including without limitation, all rights and remedies with respect to the Collateral and the Guarantors, or any other remedies provided by applicable law.  In addition to the remedies set forth above, the Administrative Agent and the Collateral Agent may exercise any other remedies provided for by this Agreement and the Loan Documents in accordance with the terms hereof and thereof or any other remedies provided by applicable law.

The Lenders hereby agree that in the event that (a) the Purchaser is named the Successful Bidder, (b) the Purchaser fails to close the Sale on or before the Stated Maturity Date, (c) an Event of Default occurs on the Stated Maturity Date as a result of the failure by the Borrower to repay all Obligations hereunder (the “Specified Event of Default”) and (d) the Sellers allege in good faith in a written notice delivered to the Administrative Agent that the Purchaser’s failure to close was in violation of its obligations under the Asset Purchase Agreement, the Lenders shall not accelerate the maturity of the Loans or otherwise enforce payment of the Obligations or exercise any other rights and remedies available to them hereunder or under applicable law (other than the right to terminate the Commitments) on account of the Specified Event of Default until the earliest of (i) the date that is 60 days from the Stated Maturity Date, (ii) the date that the Debtors or any other Person commence a suit against the Purchaser or any of its Affiliates relating to its failure to close the Sale, (iii) the date upon which the any Event of Default (other than the failure to repay all Obligations on the Stated Maturity Date) has occurred and is continuing and (iv) the date upon which the Debtors sell all or substantially all of their assets or any Purchased Assets to another Person or Persons.

The Lenders hereby agree that in the event that (a) (i) the Auction has not yet occurred or (ii) the Auction has occurred and the Purchaser was named the Successful Bidder at the Auction, (b) the Purchaser alleges in good faith in a written notice delivered to the Sellers (the “MAE Notice”) that Purchaser is not obligated to close the Sale pursuant to the Asset Purchase Agreement because of a Specified APA Material Adverse Effect, (c) the Sellers acknowledge and agree in a written notice delivered to the Administrative Agent within 5 Business Days of the delivery of the MAE Notice that the Purchaser is not obligated to close the Sale pursuant to the Asset Purchase Agreement because of the occurrence of such a Material Adverse Effect and (d) an Event of Default occurs on the Stated Maturity Date as a result of the failure by the Borrower to repay all Obligations hereunder (the “Agreed Non-Payment Event of Default”), the Lenders shall not accelerate the maturity of the Loans or otherwise enforce payment of the Obligations or exercise any other rights and remedies available to them hereunder or under applicable law (other than the right to terminate the Commitments) on account of the Agreed Non-Payment Event of Default (or, to the extent that the Lenders begin to exercise remedies on account of the Agreed Non-Payment Event of Default prior to receipt of the Sellers’ notice described in clause (c) above, shall forbear from exercising further remedies) until the earliest of (i) the later of (a) the Stated Maturity Date and (b) the date that is 60 days from the date that the Purchaser delivers the MAE Notice to the Sellers, (ii) the date upon which any Event of Default (other than the failure to repay all Obligations on the Stated Maturity Date) has occurred and is continuing and (iii) the date upon which the Debtors sell all or substantially all of their assets or any Purchased Assets to another Person or Persons.

Upon the delivery of a Carve-Out Trigger Notice, the right of the Loan Parties to pay professional fees outside the Carve-Out shall terminate (a “Carve-Out Event”), and, upon such occurrence, the Loan Parties shall provide immediate notice by facsimile to all professionals informing them that a Carve-Out Event has occurred and further advising them that the Loan Parties’ ability to pay professionals is subject to the Carve-Out.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.                                    Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent; it being expressly understood and agreed that the use of the word “Administrative Agent” is for convenience only and that the Administrative Agent is merely the representative of the Lenders and only has the contractual duties set forth herein.  Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Administrative Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Administrative Agent, the Lenders agree that the Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, on behalf of the Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the payments and proceeds of Collateral of the Loan Parties as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as the Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the payments and proceeds of Collateral, (f) perform, exercise, and enforce any and all other rights and remedies of the Administrative Agent and the Lenders with respect to the Loan Parties, the Obligations, the Collateral, payments and proceeds of Collateral, or otherwise related to any of the same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

SECTION 8.02.                                    Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, so long as such selection was made without gross negligence or willful misconduct.

SECTION 8.03.                                    Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (collectively, the “Administrative Agent-Related Persons”) shall be (i) liable for any action taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The Administrative Agent-Related Persons shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 8.04.                                    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower or counsel to any Lender), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05.                                    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06.                                    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07.                                    Indemnification.  The Lenders agree to (a) reimburse the Administrative Agent upon demand for all Lender Group Expenses incurred by the Administrative Agent (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Borrower to do so), and (b) indemnify the Administrative Agent-Related Persons (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Borrower to do so), in each case in an amount equal to its pro rata share (based on the respective principal amounts of its applicable outstanding Loan) thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing (including without limitation any and all Indemnified Liabilities); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder and the resignation of the Administrative Agent.

SECTION 8.08.                                    Agent in Its Individual Capacity.  The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Administrative Agent.  With respect to its Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.  The Lenders acknowledge that, pursuant to such activities, the Administrative Agent and its affiliates may receive information regarding the Loan Parties and their respective Affiliates or any other Person party to any Loan Document that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances, the Administrative Agent shall not be under any obligation to provide such information to them.

SECTION 8.09.                                    Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower (unless the right to receive such notice is waived by the Lenders and the Borrower); provided, that Nevada Gaming Ventures, Inc., shall not be permitted to resign at any time prior to the Auction, but shall be permitted to resign at any time following the Auction if it is not named the Successful Bidder.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b) or (c) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.                                    Notices.

(a)                                  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

 (i)               if to any Loan Party, to Fontainebleau Las Vegas Holdings, LLC, 19950 West Country Club Drive, Aventura, Florida 33180, Attention:  Howard C. Karawan, Chief Restructuring Officer (Telecopy:  (305) 682-4141), with a copy (which shall not constitute notice) to Bilzin Sumberg Baena Price & Axelrod LLP, 200 South Biscayne Boulevard, Suite 2500, Miami, Florida  33131, Attention:  Scott L. Baena (Telecopy:  (305) 351-2203);

  (ii)         if to the Administrative Agent, to Nevada Gaming Ventures, Inc. c/o Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention of Desiree Burke (Telecopy No. (610) 373-4966), Jordan Savitch (Telecopy No. (610) 373-4710) and Bill Clifford (Telecopy No. (610)373-4966), with a copy (which shall not constitute notice) to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention of Richard G. Mason (Telecopy No. (212) 403-2252) and Gregory E. Pessin (Telecopy No. (212) 403-2359); and

(iii)            if to the Examiner, to Jeffrey R. Truitt, XRoads Solutions Group, LLC,  1821 East Dyer Road, Suite 225, Santa Ana, CA 92705 (Telecopy No. (949) 567-1796), with a copy (which shall not constitute notice) to Stutman, Treister & Glatt P.C., 1901 Avenue of the Stars,

12th Floor, Los Angeles, CA 90067-6013, Attention of Eve H. Karasik (Telecopy No. (310) 228-5788).

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

(c)                                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d)                                 Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.                                    Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid.  Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of this Agreement.

SECTION 9.03.                                    Binding Effect.  This Agreement shall become effective when it shall have been executed by each Loan Party and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04.                                    Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it and its Commitments then outstanding) with the prior written consent (such consent not to be unreasonably withheld or delayed) of

(A)                              the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other person;

(B)                                the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following additional conditions:

(A)                              except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans and Commitments, the amount of the Loans and Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.01(b) or (c) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)                                the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable for simultaneous assignments to Approved Funds of a Lender;

(C)                                the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D)                               no assignments shall be made to any Designated Entity.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11 and 9.05).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary; provided, however, in the case of an assignment to an Affiliate of the assigning Lender, such assignment shall be effective between such Lender and its Affiliate immediately without compliance with the conditions for assignment under this Section 9.04, but shall not be effective with respect to any other party hereto, and each other party hereto shall be entitled to deal solely with such assigning Lender under any such assignment, in each case until the conditions for assignment under this Section 9.04 have been satisfied.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c)                                  (i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities, other than Designated Entities, (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clause (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to such Participant may exist between such Lender and such Participant.  Subject to the foregoing provisions of this paragraph (c)(i) and to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section

2.11 (subject to the requirements of those Sections as if it were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  Subject to the foregoing provisions of this paragraph (c)(i), to the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.12(c) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d)                                 Any Lender may at any time, without the consent of or notice to the Administrative Agent or the Borrower, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)                                  The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)                                    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent.  Each of the Loan Parties, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

SECTION 9.05.                                    Expenses; Indemnity.

(a)                                  The Borrower agrees to pay all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent and the Lenders (and the reasonable fees, charges and disbursements of their counsel and other advisors) in connection with the preparation and negotiation of this Agreement and the other Loan Documents, whether incurred prior to or following the Petition Date, and by the Administrative Agent in connection with the administration of this Agreement (including, without limitation, (i) expenses incurred in connection with due diligence, (ii) the reasonable fees, charges and disbursements of counsel for the Administrative Agent and Lenders and (iii) the reasonable fees, charges and disbursements of one local counsel per jurisdiction where Collateral is located or a Loan Party is incorporated) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or the Loans made hereunder (collectively, the “Lender Group Expenses”).  Notwithstanding the foregoing, (a) the payment obligations of the Borrower with respect to amounts incurred by the Administrative Agent and the Lenders prior to the Closing Date pursuant to this Section 9.05(a) shall be limited to the amounts set forth in the Agreed Budget, which amount shall be paid on the Closing Date, as set forth in Section 2.08(d); (b) no Lender (other than the Purchaser or any Affiliate of the Purchaser) shall be entitled to any reimbursement from the Borrower pursuant to this Section 9.05(a) other than in respect of reasonable out-of-pocket expenses of the type described in this Section 9.05(a) incurred following the occurrence and during the continuation of an Event of Default.  All amounts due under this Section 9.05(a) shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement or other amount requested. Any such amount that becomes due and payable under this Section 9.05(a) prior to the Termination Date shall be paid by increasing the principal amount of the Loans outstanding by such amounts then due, and any such amounts that become due and payable on or after the Termination Date shall be payable in cash on the due date therefor.

(b)                                 The Borrower agrees to indemnify the Administrative Agent, each Lender and each of their respective directors, trustees, officers, employees, advisors and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) subject to the limitations in clause (b) of the second sentence of Section 9.05(a) (which relates solely to reimbursement of out-of-pocket expenses and fees of certain Lenders), the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely by reason of the gross negligence or willful misconduct of such Indemnitee.  Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and any Loan Party, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Property; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties.  The Borrower shall not be liable for any settlement of any proceeding referred to in this Section 9.05 effected without their written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the Borrower shall indemnify the Indemnitees from and against any loss or liability by reason of such settlement or judgment, subject to the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations.  The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.  None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to any Loan Party or any of their respective Affiliates or stockholders or any other person or entity for any consequential damages, which may be alleged as a result of the Facility or the transactions contemplated hereby.  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.  All amounts due under this Section 9.05(b) shall be payable on written demand therefor accompanied by reasonable documentation with respect to any indemnification or other amount requested.

(c)                                  Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.11, this Section 9.05 shall not apply to Taxes.

SECTION 9.06.                                    Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

SECTION 9.07.                                    Applicable Law.

(a)                                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, AS APPLICABLE, THE BANKRUPTCY CODE.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)                                     SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK;

(ii)                                  WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO;

(iii)                               CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 9.01(A); AND

(iv)                              AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SUE IN ANY OTHER JURISDICTION.

SECTION 9.08.                                    Waivers; Amendment.

(a)                                  No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by each of the Loan Parties and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

  (i)                               decrease or forgive the principal amount of, extend the final maturity of, decrease the rate of interest on, extend any Interest Payment Date for, reduce the amount of any Fees payable in connection with or extend the date of the payment of any Fee relating to any Loan, without the prior written consent of each Lender directly affected thereby; provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

 (ii)                               increase or extend the Commitment of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase in the Commitment of any Lender);

(iii)                               amend or modify the provisions of Section 2.12(b) or (c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby or revise the order of the allocation of prepayments, without the prior written consent of each Lender adversely affected thereby,

(iv)                              amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby,

 (v)                              release all or substantially all the Collateral or release any of the Loan Parties from their respective Guarantee, without the prior written consent of each Lender,

(vi)                              effect any waiver, amendment or modification of any Loan Document that would alter the relative priorities of the rights of the Secured Parties as against any other Person without the consent of each Lender; or

(vii)                           amend or modify the provisions of Section 9.08(d) without the prior written consent of each Lender.

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c)                                  Without the consent of any Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)                                 No fee shall be payable to any Lender in consideration of the consent to any waiver or amendment unless each Lender shall have the opportunity to so consent and earn such fee.

SECTION 9.09.                 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10.                 Entire Agreement.  This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.                                    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.                                    Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 9.14.                                    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.                                    Confidentiality.  Each of the Lenders and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Loan Parties furnished to it by or on behalf of the Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or the Administrative Agent, as applicable, without violating this Section 9.15 or (c) was available to such Lender or the Administrative Agent, as applicable, from a third party having, to such person’s knowledge, no obligations of confidentiality to any Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.15), except:  (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of the reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.15), (D) in order to enforce its rights under any Loan Document in a legal proceeding, and (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16).

SECTION 9.16.                                    Direct Website Communications.

(a)                                  Delivery.  (i)  Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (B) provides notice of any Default or Event of Default under this Agreement or (C) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent.  Information required to be delivered pursuant to this Agreement (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s website on the Internet at www.fontainebleau.com (to the extent such information has been posted or is available as described in such notice).  In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document but only to the extent requested by the Administrative Agent.  Nothing in this Section 9.17 shall prejudice the right of the Administrative Agent or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii)                                  The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at each of the following e-mail addresses jordan.savitch@pnggaming.com, bill.clifford@pnggaming.com and desiree.burke@pnggaming.com and such other e-mail addresses specified by the Administration to the Borrower shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) or delivery to it of such Communications at the e-mail specified to the Administrative Agent pursuant to the next sentence shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b)                                 Posting.  Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by sending such information directly to such Lenders or by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(c)                                  Platform.  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

SECTION 9.17.                                    Release of Liens.  The Administrative Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents promptly after all Commitments are terminated and the Obligations are paid in full.

SECTION 9.18.                                    USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.19.                                    Conflicts.  In the event of any conflict between the terms of this Agreement and the DIP Order, the DIP Order shall govern.

ARTICLE X

SECURITY AND GUARANTEE

SECTION 10.01.                              Security Interest.

(a)                                  Pursuant to the DIP Order and in accordance with the terms thereof (and subject to the terms and conditions set forth therein), as security for the full and timely payment and performance of all of the Obligations, each Loan Party hereby assigns, pledges and grants to the Administrative Agent, for the benefit of itself and the Secured Parties, a security interest in and Lien on all of the Collateral owned by it, with the priority afforded by Sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1), as set forth in the DIP Order.

(b)                                 The security interests and Liens in favor of the Secured Parties in the Collateral shall not be subject to challenge and shall attach and become valid, legal and perfected immediately upon the entry of the DIP Order, subject to the terms and conditions set forth in the DIP Order.

SECTION 10.02.                              Guarantee.

(a)                                  In order to induce the Lenders to enter into this Agreement and to provide Loans hereunder and in recognition of the direct benefits to be received by the Guarantors from the proceeds of the Loans, each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the due and punctual payment in full of the principal of and interest on the Loans and of all the Obligations to each of the Lenders and the Administrative Agent, when and as due, whether at maturity, by acceleration or otherwise.  If any or all of the Obligations of the Borrower to the Lenders or the Administrative Agent becomes due and payable hereunder, each Guarantor unconditionally promises on a joint and several basis to pay such Obligations to the Lenders or the Agent, as the case may be, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

(b)                                 Each Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Obligations or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this guarantee or the Obligations and exchange, enforce, waive and release any such security and (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine.

(c)                                  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower be joined in any such action or actions.  Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstances which operate to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

(d)                                 Each Guarantor waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment.  The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise, (ii) any extension or renewal of any provision hereof or thereof, (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents, (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them, (v) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor, or (vi) the release or substitution of the Borrower or any other Guarantor.

(e)                                  Each Guarantor further agrees that this guarantee constitutes a guarantee of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security held for payment of the Obligations, to any other guarantee of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Guarantor, or to any other Person.

(f)                                    Each Guarantor hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

(g)                                 Each Guarantor’s guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guarantee.  Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

(h)                                 Subject to the provisions of Article VII, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.

(i)                                     The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations.  Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

(j)                                     Upon payment by any Guarantor of any sums to the Administrative Agent or any Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations.  If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FONTAINEBLEAU LAS VEGAS HOLDINGS, LLC
debtor and debtor-in-possession, as Guarantor

By:	Howard C. Karawan
Name: Howard C. Karawan
Title: Authorized Person

FONTAINEBLEAU LAS VEGAS, LLC,
debtor and debtor-in-possession, as Borrower

By:	Howard C. Karawan
Name: Howard C. Karawan
Title: Authorized Person

FONTAINEBLEAU LAS VEGAS CAPITAL CORP.,
debtor and debtor-in-possession, as Guarantor

By:	Howard C. Karawan
Name: Howard C. Karawan
Title: Authorized Person

Signature Page to Debtor-in-Possession Credit Agreement

NEVADA GAMING VENTURES, INC.,
as Administrative Agent, Collateral Agent and Lender

By:	Robert S. Ippolito
Name: Robert S. Ippolito
Title: Secretary / Treasurer

Signature Page to Debtor-in-Possession Credit Agreement